Exhibit 10.1
VOTING AGREEMENT
     VOTING AGREEMENT, dated as of April 23, 2008 (this “Agreement”), by and among Wendy’s International, Inc., an Ohio corporation ( “Wendy’s”), and the parties listed on Annex I hereto (each, a “Shareholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
     WHEREAS, as of the date hereof, each Shareholder is the record or beneficial holder of, and has the sole right to vote and dispose of the number of issued and outstanding Common Shares, as set forth opposite such Shareholder’s name on Annex I (all such Common Shares owned of record or beneficially by any Shareholder as of the date hereof, together with any Common Shares that are hereafter issued to or otherwise acquired by such Shareholder prior to the termination of this Agreement (including pursuant to any exercise of stock options or exercise or conversion of other securities, or pursuant to a stock dividend, distribution, split-up, recapitalization, combination or similar transaction), and any Shares with respect to which any Shareholder has of the date hereof, or acquires prior to the termination hereof, the right to exercise or direct the vote, whether by proxy or otherwise being hereinafter referred to as the “Subject Shares”);
     WHEREAS, concurrently with the execution and delivery of this Agreement, Triarc Companies Inc., a Delaware corporation (“Triarc”), Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Triarc (“Merger Sub”), and Wendy’s are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), whereby, among other things in accordance with the applicable provisions of the Ohio General Corporation Law, Merger Sub will be merged with and into Wendy’s, with Wendy’s as the surviving corporation (the “Merger”) and as a result of the Merger, Wendy’s will become a wholly-owned subsidiary of Triarc; and
     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Triarc and Wendy’s required that each Shareholder, and in order to induce Triarc and Wendy’s to enter into the Merger Agreement, each Shareholder (in such Shareholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
AGREEMENT TO VOTE
     Section 1.01. Voting of Subject Shares. Each Shareholder severally as to itself only agrees that, until the date this Agreement is terminated in accordance with Section 4.03, at any meeting of the shareholders of Wendy’s and at every adjournment or postponement thereof, such Shareholder shall, or shall cause the holder of record on any applicable record date to, vote (or cause to be voted) its, his or her Subject Shares:
     (i) in favor of the Wendy’s Shareholder Approval;
     (ii) against the approval of any matter or proposal submitted to the shareholders of Wendy’s for approval, if approval of such agreement would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Wendy’s under the Merger Agreement; and
     (iii) against (A) merger, rights offering, reorganization, recapitalization or liquidation involving Wendy’s or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of Wendy’s or any of its subsidiaries or (C) any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.
     Section 1.02. Irrevocable Proxies. In order to secure the performance of each Shareholder’s obligations under this Agreement, by entering into this Agreement and solely with respect to the matters described in Section 1.01, such Shareholder hereby irrevocably grants a proxy appointing Thomas F. Keller, a member of the Board of Directors of Wendy’s (the “Board”), and each of them (the “Proxy”) as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in its, his or her name, place and stead, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by and in accordance with Section 1.01, in such Person’s discretion, with respect to such Shareholder’s Subject Shares, in each case, until the termination of this Agreement in accordance with Section 4.03. Each Shareholder hereby represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked. Each Shareholder severally (and not jointly) hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement and affirms that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except that such irrevocable proxy shall be revoked automatically, without any notice or other action by any Person, upon the termination of this Agreement in accordance with Section 4.03. Each Shareholder severally (and not jointly) hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 1.02 IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Shareholder shall execute and deliver to Wendy’s any proxy cards that such Shareholder receives to vote in favor of the adoption of the Merger Agreement and the Merger and in favor of the Opt Out Approval.
     Section 1.03. Company Breach. For the avoidance of doubt, each Shareholder agrees that, during the term of this Agreement the obligations of each Shareholder specified in Section 1.01 shall not be affected by (i) any Wendy’s Recommendation Withdrawal or (ii) any breach by Wendy’s of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
     Each Shareholder hereby represents and warrants as to itself, himself or herself, severally and not jointly, to Wendy’s as follows:
     Section 2.01. Authorization; Binding Agreement. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby are within its, his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Wendy’s, this Agreement constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 2.02. Non-Contravention. Other than (a) the filing by such Shareholder of any reports with the Securities and Exchange Commission required by Section 13(d) or 16(a) of the Exchange Act, (b) any consent, approval filing or notification which has been obtained as of the date hereof, or (c) any consent, approval, filing or notification, the failure of which to obtain, make or give would not impair in any material respect such Shareholder’s ability to perform its obligations under this Agreement (or the Proxy’s rights to vote such Shareholder’s Subject Shares pursuant to the proxy contemplated by Section 1.02), the execution and delivery of this Agreement by such Subject Shareholder does not, and the performance of the terms of this Agreement by such Shareholder (or the Proxy’s voting of such Shareholder’s Subject Shares pursuant to the proxy contemplated by Section 1.02) will not (1) require such Shareholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity, (2) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on such Shareholder or its properties and assets, (3) conflict with or violate any organizational document or Law applicable to such Shareholder’s Subject Shares or such Shareholder or pursuant to which any such Shareholder is a party, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust. Such Shareholder’s Subject Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.
     Section 2.03. Ownership of Subject Shares; Total Shares. As of the date hereof, such Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its, his or her Subject Shares free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act. As of the date hereof, such Shareholder does not own, beneficially or otherwise, any shares of voting stock of Wendy’s other than as set forth opposite such Shareholder’s name in Annex I. There are no outstanding options or other rights to acquire from such Shareholder, or obligations of such Shareholder to sell or to dispose of, any shares of voting stock of Wendy’s.
     Section 2.04. Voting Power. Each Shareholder has full voting power with respect to its, his or her Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its, his or her Subject Shares.
     Section 2.05. Reliance by Triarc and Wendy’s. Such Shareholder understands and acknowledges that each of Triarc and Wendy’s are entering into the Merger Agreement and the transactions contemplated therein in reliance upon such Shareholder’s execution and delivery of this Agreement.
     Section 2.06. No Representations or Warranties. Notwithstanding anything to the contrary set forth in this Agreement, the Shareholders do not make any representations or warranties as to any securities of Wendy’s held by Sandell Asset Management Corp.
ARTICLE 3
ADDITIONAL COVENANTS OF THE SHAREHOLDERS
     Section 3.01. Transfers.
     (a) Except as provided hereunder or under the Merger Agreement, from the date hereof until this Agreement is terminated in accordance with Section 4.03, no Shareholder shall, directly or indirectly:
          (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, such Shareholder’s Subject Shares or any interest contained therein;
          (ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Shareholder’s Subject Shares, other than this Agreement; nor
          (iii) enter into, or deposit such Shareholder’s Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Shareholder’s Subject Shares; nor
          (iv) commit or agree to take any of the foregoing actions.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall restrict or limit the ability of Sandell Asset Management Corp. or its affiliates to effect a sale or acquisition with respect to the securities of Wendy’s.
     Section 3.02. Stop Order. Each Shareholder agrees that it shall authorize and request Wendy’s to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Shares and that this Agreement place limits on the voting of the Subject Shares.
     Section 3.03. Documentation and Information. Each Shareholder (i) consents to and authorizes the publication and disclosure by Triarc and Wendy’s and their affiliates of its, his or her identity and holding of Subject Shares and the nature of its, his or her commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, the Merger Agreement, or any other disclosure document in connection with the transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Triarc and Wendy’s any information it may reasonably require for the preparation of any such disclosure documents; provided that, to the extent practicable, each such Shareholder shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure. Each Shareholder agrees to promptly notify Triarc and Wendy’s of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.
     Section 3.04. Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Triarc on, of or affecting any Shareholder’s Subject Shares or (ii) any Shareholder becomes the beneficial owner of any additional shares of Triarc voting stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1.01 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of Triarc held by such Shareholder immediately following the effectiveness of the events described in clause (1) or such Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Shareholder’s Subject Shares hereunder. Each Shareholder hereby agrees, while this Agreement is in effect, to notify Wendy’s of the number of any new shares of Triarc voting stock acquired by such Shareholder, if any, after the date hereof. No Shareholder executing this Agreement who is or becomes during the term hereof a director or officer of Triarc makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Shareholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of, or holder of voting rights with respect to, the Subject Shares and nothing herein shall limit or affect any actions taken by such Shareholder (or a designee of such Shareholder) in his or her capacity as an officer or director of Triarc in exercising his or her or Triarc’s or the Triarc Board of Directors’ rights in connection with the Merger Agreement or otherwise. Subject to the foregoing, until the Merger is consummated or this Agreement is terminated in accordance with its terms, no

Shareholder shall, nor shall such Shareholder permit any investment banker, attorney or other advisor or representative of the Shareholder to, directly or indirectly through another person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Triarc Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a shareholder in his or her capacity as a director or officer or which is permitted hereby shall not be prohibited by the foregoing.
     Section 3.05. Standstill. The parties agree that if (i) the Merger Agreement is terminated pursuant to Section 7.1(d) thereof or (ii) the Merger does not occur as a result of the failure of the condition set forth in Section 6.3(f) of the Merger Agreement, then for the period beginning on the date of this Agreement and ending on the third anniversary of the date of the termination of the Merger Agreement (the “Standstill Period”), except as otherwise provided in this Agreement:
     (a) None of the Shareholders will, directly or indirectly, without the prior written consent of the Board, (i) acquire, agree to acquire, propose, seek or offer to acquire any securities or assets of Wendy’s or any of its subsidiaries, any warrant or option to purchase such securities or assets, any security convertible into any such securities, or any other right to acquire such securities, other than the purchase by any Shareholder of any such securities that were owned on the date hereof by any other person that was a member of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with any Shareholder with respect to the Company on the date hereof, (ii) enter, agree to enter, propose, seek or offer to enter into any merger, share exchange, exchange offer, liquidation, dissolution, business combination, recapitalization, restructuring, or other extraordinary transaction involving Wendy’s or any of its subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies or consents to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of Wendy’s, other than any voting rights pursuant to the Agreement, dated as of November 4, 2005 by and among Sandell Asset Management Corp and Trian Fund Management, L.P., and any amendments thereto, (iv) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Wendy’s, other than any Shareholder’s participation in a group with a member that was a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) on the date hereof with such Shareholder with respect to Wendy’s, (v) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of Wendy’s, (vi) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of Wendy’s, (vii) seek to make, or make, a stockholder proposal at any meeting of the stockholders of Wendy’s or make a request for a list of Wendy’s’ stockholders or otherwise acting alone, or in concert with others, seek to control or influence the governance or policies of Wendy’s, (viii) disclose any intention, plan or arrangement prohibited by the foregoing, or (ix) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons, other than officers, directors, partners, members, employees, advisors (including without limitation, financial and legal advisors and accountants) and representatives with respect to the foregoing. Each Shareholder further agrees that during the Standstill Period it will not, directly or indirectly, without the prior written consent of the Board, (a) make any request directly or indirectly, to amend or waive any provision of this paragraph (including this sentence), or (b) take any action that would require Wendy’s to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph. Notwithstanding the foregoing, nothing in this Section 3.06 shall be deemed to in any way restrict or limit the ability of (i) the Shareholders to discuss any matter confidentially with Wendy’s, the Board or any of its members, (ii) the Shareholders to take any action required by applicable law (whether or not otherwise restricted by this Section 3.06), (iii) the Shareholders to communicate, on a confidential basis, with attorneys, accountants or financial advisors (excluding any such advisor who has taken any action that if taken by the Shareholders would violate this Section 3.06), (iv) Sandell Asset Management Corp. or any of its affiliates to effect a sale or acquisition with respect to the securities of Wendy’s or (v) the Shareholders to effect a sale with respect to the securities of Wendy’s.
     Section 3.06. Standstill Termination. Section 3.05 shall be null and void and of no force or effect upon the earliest to occur of any of the following (each, a “Termination Event”), provided that (i) a Termination Event shall not relieve any Shareholder of any liability for breaches of the preceding paragraph occurring prior to such Termination Event and (ii) no Termination Event shall occur as a result of an event described in paragraphs (a) through (e) below resulting from a breach of this Agreement:
     (a) the execution by Wendy’s or one of its subsidiaries of a definitive agreement with a third party and the transactions provided for in such agreement would result in any other person or group (as defined in Section 13(d)(3) of the Exchange Act) acquiring or entering into a definitive agreement (approved by the Board) to acquire beneficial ownership of more than 50% of the outstanding voting securities of Wendy’s or assets of Wendy’s or its subsidiaries representing more than 50% of the consolidated earning power of Wendy’s and its subsidiaries (a “Business Combination”);
     (b) any other person or group (as defined in Section 13(d)(3) of the Exchange Act) acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company or assets of the Company or its subsidiaries representing beneficial ownership of more than 50% of the consolidated earning power of the Company and its subsidiaries;
     (c) the commencement by any other person or group (as defined in Section 13(d)(3) of the Exchange Act), other than by one or more of a Shareholder’s affiliates, of a bona fide tender or exchange offer to acquire beneficial ownership of more than 50% of the outstanding voting securities of Wendy’s (a “Tender Offer”);
     (d) any merger, consolidation, share exchange, recapitalization or other business combination, the effect of which would result in the current shareholders of Wendy’s failing to own a majority of the outstanding shares of the surviving company; and

     (e) any liquidation, dissolution or sale of all or substantially all of the assets of Wendy’s, in each case that is subject to Wendy’s shareholder approval.
     Section 3.07. Certain Director Matters. The Shareholders hereby acknowledge that Messrs. Rothschild and Oran have submitted their resignation from the Board, which shall be effective, without further action, immediately upon the earlier of (i) termination of the Merger Agreement pursuant to Section 7.1(d) thereof or (ii) termination of the Merger Agreement as a result of the failure of the condition set forth in Section 6.3(f) thereof.
ARTICLE 4
MISCELLANEOUS
     Section 4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next Business Day when sent by overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):
     if to Wendy’s to:
Wendy’s International, Inc.
One Dave Thomas Blvd.
Dublin, Ohio 43017
Telecopy:
Attention: General Counsel
     with a copy to:
Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Building
1333 New Hampshire Avenue, NW
Washington, DC 20036
Telecopy: (202) 887-4288
Attention: Rick L. Burdick, Esq.
                 J. Steven Patterson, Esq.
     and with a copy to counsel for the Special Committee:
Baker & Hostetler LLP
3200 National City Center
1900 East 9th Street
Cleveland, Ohio 44114-3485
Telecopy: (216) 696-0740

Attention: Robert A. Weible, Esq.
                 Matthew A. Tenerowicz, Esq.
if to any Shareholder, to him or her at the address specified on Annex I, with a copy to:
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Facsimile: (212) 504-6666
Attention: Dennis J. Block, Esq.
     Section 4.02. Further Assurances. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as Wendy’s may reasonably request to carry out the transactions contemplated by this Agreement.
     Section 4.03. Termination.
     (a) Except for the provisions set forth in Section 3.05 and 3.06 of this Agreement, this Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.
     (b) In the event of the termination of this Agreement pursuant to this Section 4.03, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any material breach of this Agreement occurring prior to such termination.
     Section 4.04. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.
     Section 4.05. Amendments and Waivers.
     (a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and Triarc or, in the case of a waiver, by each party against whom the waiver is to be effective and Triarc.
     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

     Section 4.06. Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
     Section 4.07. Binding Effect; Intended Third Party Beneficiary; Assignment; .
     (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns; provided that, Triarc is an intended third party beneficiary of, with the right to enforce, the obligations of the Shareholders under this Agreement.
     (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.
     Section 4.08. Governing Law; Jurisdiction. This Agreement is for the benefit of and may be enforced by the Shareholders and Wendy’s and its and their respective directors, officers, shareholders, affiliates, employees and agents and be governed by and construed in accordance with Ohio law without regard to conflicts of law principles. The Shareholders and Wendy’s also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Ohio and of the United States of America located in the State of Ohio for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Shareholders and Wendy’s also agree not to commence any action, suit or proceeding arising out of or relating to this Agreement except in such courts and that service of any process, summons, notice or document by U.S. registered mail to your address as set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. The Shareholders and Wendy’s hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby in the courts of the State of Ohio and of the United States of America located in the State of Ohio, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     Section 4.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 4.10. Counterparts: Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
     Section 4.11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.
     Section 4.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
     Section 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that there would not be an adequate remedy at law for money damages in such event. Accordingly, it is agreed that the parties hereto shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the need to post bond or other security, in addition to any other remedy to which they are entitled at law or in equity.
     Section 4.14. Shareholder Obligations Several and not Joint. The obligations of each Shareholder hereunder shall be several and not joint, and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder. The failure of any Shareholder to execute and deliver this Agreement shall in no way affect the obligations of any other Shareholder hereunder.
     Section 4.15. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     Section 4.16. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WENDY’S INTERNATIONAL, INC.
By:	/s/ Kerrii B. Anderson
	Name:	Kerrii B. Anderson
	Title:	Chief Executive Officer and President

TRIAN PARTNERS MASTER FUND, L.P. By: Trian Partners GP, L.P., its general partner By: Trian Partners General Partner, LLC, its general partner
By:	/s/ Peter W. May
	Name:	Peter W. May
	Title:	Member

TRIAN PARTNERS GP, L.P.
By:	/s/ Peter W. May
	Name:	Peter W. May
	Title:	Member

TRIAN PARTNERS, L.P. By: Trian Partners GP, L.P., its general partner By: Trian Partners General Partner, LLC, its general partner
By:	/s/ Peter W. May
	Name:	Peter W. May
	Title:	Member

[Signature Page of Voting Agreement]

TRIAN PARTNERS PARALLEL FUND I, L.P. By: Trian Partners GP, L.P., its general partner By: Trian Partners General Partner, LLC, its general partner
By:	/s/ Peter W. May
	Name:	Peter W. May
	Title:	Member

TRIAN PARTNERS PARALLEL FUND II, L.P. By: Trian Partners GP, L.P., its general partner By: Trian Partners General Partner, LLC, its general partner
By:	/s/ Peter W. May
	Name:	Peter W. May
	Title:	Member

TRIAN FUND MANAGEMENT, L.P. By: Trian Fund Management GP, LLC, its general partner
By:	/s/ Peter W. May
	Name:	Peter W. May
	Title:	Member

[Signature Page of Voting Agreement]

ANNEX I
Record or Beneficial Ownership of the Voting Shares

	Shares of
	Voting Stock Directly	Warrants/Options to	Notes Exchangeable
Shareholder	Beneficially Owned	Acquire Voting Stock	for Voting Stock
Trian Partners Master Fund, L.P.	3,261,527 Shares	0	0
Trian Partners GP, L.P.	5,958 Shares	0	0
Trian Partners, L.P.	952,519 Shares	0	0
Trian Partners Parallel Fund I, L.P.	135,712 Shares	0	0
Trian Partners Parallel Fund II, L.P.	30,751 Shares	0	0
Trian Fund Management, L.P.	251,320 Shares	0	0